Exhibit 5.1

July 11, 2017

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, Ontario M5G 2C9

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Bionik Laboratories Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the offering of up to 14,315,422 shares (the “Shares”) of the Company’s common stock, $0.001 par value, pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”).

In arriving at the opinions expressed below, we have examined and relied on the following documents:

(i) the Registration Statement;

(ii) the Plan;

(iii) the Certificate of Incorporation of the Company, and all amendments thereto;

(iv) the Amended and Restated By-Laws of the Company in force as of the date hereof; and

(v) certain resolutions of the Board of Directors of the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. Furthermore, we have assumed that payment of the appropriate exercise price of the options issued under the Plan will be made at the time of exercise.

Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized, and upon issuance and delivery in the manner contemplated by the Registration Statement and the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit of the Company and, without our prior written consent, this opinion may not be furnished to (by summary or otherwise) or relied upon by any person, firm or entity and may not be quoted or copied in whole or in part or otherwise referred to in any other document or communication or filed with any governmental agency or person, except as set forth herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Registration Statement.

Very truly yours, /s/ Ruskin Moscou Faltischek P.C. RUSKIN MOSCOU FALTISCHEK P.C.